EXHIBIT 10.1



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                                  $350,000,000

                                CREDIT AGREEMENT

                            DATED AS OF JUNE 29, 2004

                                      AMONG

                         MONEYGRAM INTERNATIONAL, INC.,

                                  THE LENDERS,

                                  BANK ONE, NA
                                    AS AGENT,

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                       AND
                              BANK OF AMERICA, N.A.
                            AS CO-SYNDICATION AGENTS


                                       AND

                          KEYBANK NATIONAL ASSOCIATION
                                       AND
                         U.S. BANK NATIONAL ASSOCIATION
                           AS CO-DOCUMENTATION AGENTS

================================================================================

                         BANC ONE CAPITAL MARKETS, INC.
                                       AND
                          WACHOVIA CAPITAL MARKETS, LLC
                AS JOINT LEAD ARRANGERS AND JOINT BOOK RUNNERS


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                            TABLE OF CONTENTS

                                                                PAGE


ARTICLE I  DEFINITIONS.............................................1

ARTICLE II  THE CREDITS...........................................16

      2.1   Term Loans............................................16
      2.2   Term Loan Amortization................................16
      2.3   Commitment............................................16
      2.4   Required Payments; Termination........................17
      2.5   Ratable Loans.........................................17
      2.6   Types of Advances.....................................17
      2.7   Swing Line Loans......................................17
      2.8   Facility Fee; Reductions and Increases in
            Aggregate Revolving Credit Commitment.................19
      2.9   Minimum Amount of Each Advance........................20
      2.10  Optional Principal Payments...................... ....20
      2.11  Method of Selecting Types and Interest
            Periods for New Advances..............................20
      2.12  Conversion and Continuation of Outstanding Advances...21
      2.13  Changes in Interest Rate, etc.........................21
      2.14  Rates Applicable After Default........................22
      2.15  Method of Payment.....................................22
      2.16  Noteless Agreement; Evidence of Indebtedness..........22
      2.17  Telephonic Notices....................................23
      2.18  Interest Payment Dates; Interest and Fee Basis........23
      2.19  Notification of Advances, Interest Rates,
            Prepayments and Revolving Credit Commitment
            Reductions............................................24
      2.20  Lending Installations.................................24
      2.21  Non-Receipt of Funds by the Agent.....................24
      2.22  Facility LCs..........................................24
      2.23  Replacement of Lender.................................29

ARTICLE III  YIELD PROTECTION; TAXES..............................29

      3.1  Yield Protection.......................................29
      3.2  Changes in Capital Adequacy Regulations................30
      3.3  Availability of Types of Advances......................31
      3.4  Funding Indemnification................................31
      3.5  Taxes..................................................31
      3.6  Lender Statements; Survival of Indemnity...............33

ARTICLE IV  CONDITIONS PRECEDENT..................................33

      4.1  Initial Credit Extension...............................33
      4.2  Subsequent Credit Extensions...........................35
      4.3  Each Credit Extension..................................35

ARTICLE V  REPRESENTATIONS AND WARRANTIES.........................36

      5.1  Existence and Standing.................................36
      5.2  Authorization and Validity.............................36


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      5.3  No Conflict; Government Consent........................36
      5.4  Financial Statements...................................37
      5.5  Material Adverse Change................................37
      5.6  Taxes..................................................37
      5.7  Litigation and Contingent Obligations..................37
      5.8  Subsidiaries...........................................37
      5.9  ERISA..................................................37
      5.10  Accuracy of Information...............................38
      5.11  Regulation U..........................................38
      5.12  Material Agreements...................................38
      5.13  Compliance With Laws..................................38
      5.14  Ownership of Properties...............................38
      5.15  Plan Assets; Prohibited Transactions..................38
      5.16  Environmental Matters.................................38
      5.17  Investment Company Act................................39
      5.18  Public Utility Holding Company Act....................39
      5.19  Insurance.............................................39
      5.20  Solvency..............................................39

ARTICLE VI  COVENANTS.............................................40

      6.1  Financial Reporting....................................40
      6.2  Use of Proceeds........................................41
      6.3  Notice of Default......................................41
      6.4  Conduct of Business....................................41
      6.5  Taxes..................................................41
      6.6  Insurance..............................................42
      6.7  Compliance with Laws...................................42
      6.8  Maintenance of Properties..............................42
      6.9  Inspection.............................................42
      6.10  Dividends.............................................42
      6.11  Indebtedness..........................................43
      6.12  Merger................................................43
      6.13  Sale of Assets........................................43
      6.14  Investments and Acquisitions..........................43
      6.15  Liens.................................................44
      6.16  Affiliates............................................45
      6.17  Amendments to Agreements..............................45
      6.18  Contingent Obligations................................45
      6.19  Inconsistent Agreements...............................45
      6.20  Financial Covenants...................................45
      6.21  Subsidiary Guarantees.................................46

ARTICLE VII  DEFAULTS.............................................46

      7.1  Representation or Warranty.............................46
      7.2  Non-Payment............................................46
      7.3  Specific Defaults......................................46
      7.4  Other Defaults.........................................46
      7.5  Cross-Default..........................................46
      7.6  Insolvency; Voluntary Proceedings......................46
      7.7  Involuntary Proceedings................................47


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      7.8  Condemnation, Seizure..................................47
      7.9  Judgments..............................................47
      7.10  Unfunded Liabilities; Reportable Event................47
      7.11  Change in Control.....................................47
      7.12  Withdrawal Liability..................................47
      7.13  Guaranty..............................................48

ARTICLE VIII  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES......48

      8.1  Acceleration; Facility LC Collateral Account...........48
      8.2  Amendments.............................................49
      8.3  Preservation of Rights.................................50

ARTICLE IX  GENERAL PROVISIONS....................................50

      9.1  Survival of Representations............................50
      9.2  Governmental Regulation................................50
      9.3  Headings...............................................50
      9.4  Entire Agreement.......................................50
      9.5  Several Obligations; Benefits of this Agreement........50
      9.6  Expenses; Indemnification..............................51
      9.7  Left Blank Intentionally...............................51
      9.8  Accounting.............................................51
      9.9  Severability of Provisions.............................52
      9.10  Nonliability of Lenders...............................52
      9.11  Confidentiality.......................................52
      9.12  Nonreliance...........................................52
      9.13  Disclosure............................................52
      9.14  USA PATRIOT ACT NOTIFICATION..........................53
      9.15  Cash Collateral Release...............................53

ARTICLE X  THE AGENT..............................................53

      10.1  Appointment; Nature of Relationship...................53
      10.2  Powers................................................53
      10.3  General Immunity......................................54
      10.4  No Responsibility for Loans, Recitals, etc............54
      10.5  Action on Instructions of Lenders.....................54
      10.6  Employment of Agents and Counsel......................54
      10.7  Reliance on Documents; Counsel........................55
      10.8  Agent's Reimbursement and Indemnification.............55
      10.9  Notice of Default.....................................55
      10.10  Rights as a Lender...................................55
      10.11  Lender Credit Decision...............................56
      10.12  Successor Agent......................................56
      10.13  Agent and Arranger Fees..............................56
      10.14  Delegation to Affiliates.............................57
      10.15  Co-Documentation Agents, Syndication Agent, etc......57

ARTICLE XI  SETOFF; RATABLE PAYMENTS..............................57

      11.1  Setoff................................................57
      11.2  Ratable Payments......................................57



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ARTICLE XII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS....57

      12.1  Successors and Assigns................................57
      12.2  Participations........................................58
      12.3  Assignments...........................................59
      12.4  Dissemination of Information..........................61
      12.5  Tax Treatment.........................................61

ARTICLE XIII  NOTICES.............................................61

      13.1  Notices; Effectiveness; Electronic Communication......61

ARTICLE XIV  COUNTERPARTS; INTEGRATION; EFFECTIVENESS;
      ELECTRONIC EXECUTION........................................62

      14.1  Counterparts; Effectiveness...........................62
      14.2  Electronic Execution of Assignments...................62

ARTICLE  XV  CHOICE OF LAW; CONSENT TO JURISDICTION;
      WAIVER OF JURY TRIAL........................................63

      15.1  CHOICE OF LAW.........................................63
      15.2  CONSENT TO JURISDICTION...............................63
      15.3  WAIVER OF JURY TRIAL..................................63





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                             EXHIBITS AND SCHEDULES



SCHEDULES

PRICING SCHEDULE

COMMITMENT SCHEDULE

Schedule 5.8 Subsidiaries (Section 5.8)
Schedule 5.14 Ownership of Properties (Section 5.14)
Schedule 6.11 Indebtedness (Section 6.11)
Schedule 6.15 Permitted Existing Liens (Section 6.15)
Schedule 6.18 Contingent Obligations


EXHIBITS

Exhibit A -- Form of Revolving Credit Note
Exhibit B -- Form of Term Note
Exhibit C -- Form of Swing Line Note
Exhibit D -- Form of Assignment and Assumption Agreement
Exhibit E -- Form of Money Transfer Instructions
Exhibit F -- Form of Compliance Certificate




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



                                CREDIT AGREEMENT

      This Agreement, dated as of June 29, 2004, is among MoneyGram International, Inc., a Delaware corporation, the Lenders and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as LC Issuer, as a Swing Line Lender and as Agent.

                                 R E C I T A L S

      A. The Borrower has requested the Lenders to make financial accommodations to it in the aggregate principal amount of up to $350,000,000; and

      B. The Lenders are willing to extend such financial accommodations on the terms and conditions set forth below.

      NOW, THEREFORE, in consideration of the promises and of the mutual agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      As used in this Agreement:

      "Acquired Company" is defined in Section 6.14.

      "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

      "Advance" means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period. The term "Advance" shall include Swing Line Loans unless otherwise expressly provided.

      "Affected Lender" is defined in Section 2.23.

      "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power




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to direct or cause the direction of the management or policies of the controlled
Person, whether through ownership of stock, by contract or otherwise.

      "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

      "Agents" means, together, the Administrative Agent and Wachovia Bank, National Association, as Co-Syndication Agent.

      "Aggregate Outstanding Revolving Credit Exposure" means, at any time, the aggregate of the Outstanding Revolving Credit Exposure of all the Lenders.

      "Aggregate Revolving Credit Commitment" means the aggregate of the Revolving Credit Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof. The initial Aggregate Revolving Credit Commitment is $250,000,000.

      "Aggregate Term Loan Commitment" means the aggregate of the Term Loan Commitments of all the Lenders. The initial Aggregate Term Loan Commitment is $100,000,000.

      "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

      "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

      "Applicable Fee Rate" means, at any time, the percentage rate per annum at which facility fees are accruing on the Aggregate Revolving Credit Commitment (without regard to usage) and LC Fees are accruing or are required to be paid on outstanding Facility LCs, in each case at such time as set forth in the Pricing Schedule.

      "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Arrangers" means Banc One Capital Markets, Inc. and Wachovia Capital Markets, Inc., and their respective successors, in their capacities as Joint Lead Arranger and Joint Book Runner.

      "Article" means an article of this Agreement unless another document is specifically referenced.



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      "Authorized  Officer" means any of the Chairman,  Chief Executive Officer,
President, Chief Financial Officer, Treasurer, Assistant Treasurer or Controller of the Borrower, acting singly.

      "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

      "Base Dividend  Amount" means (i) for calendar year 2004,  $20,000,000 and
(ii) for each subsequent calendar year an amount equal to 30% of Consolidated Net Income for the calendar year immediately preceding such calendar year.

      "Borrower" means MoneyGram International, Inc., a Delaware corporation, and its successors and assigns.

      "Borrowing Date" means a date on which a Credit Extension is made hereunder.

      "Borrowing Notice" is defined in Section 2.11.

      "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

      "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person other than a corporation and any and all warrants, rights or options to purchase any of the foregoing.

      "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

      "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

      "Cash Collateral Agreement" means the cash collateral agreement entered into between Travelers and the Agent on the date hereof.

      "Change" is defined in Section 3.2.

      "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower.



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      "Code" means the Internal  Revenue Code of 1986,  as amended,  reformed or otherwise modified from time to time.

      "Collateral Shortfall Amount" is defined in Section 8.1.

      "Commitment" means a Revolving Credit Commitment or Term Loan Commitment.

      "Commitment Schedule" means the Schedule attached hereto identified as such.

      "Consolidated EBIT" means Consolidated Net Income PLUS, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) tax expense and (iii) nonrecurring and extraordinary losses, MINUS, to the extent included in Consolidated Net Income, nonrecurring and extraordinary gains, all calculated for the Borrower and its Subsidiaries on a consolidated basis. For purposes hereof, Consolidated EBIT for the fiscal quarters ending September 30, 2003, December 31, 2003 and March 31, 2004 shall be deemed to be $28,103,000, $34,306,000 and $30,168,000 respectively. For any computation period during which (i) an Acquired Company is acquired or (ii) a Disposed Company is sold, Consolidated EBIT shall be calculated on a pro forma basis as if such Acquired Company or Disposed Company, as the case may be, had been acquired (and any related Indebtedness incurred) or sold (and any related Indebtedness disposed), as the case may be, on the first day of such computation period.

      "Consolidated EBITDA" means Consolidated Net Income PLUS, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) tax expense, (iii) depreciation, (iv) amortization, and
(v) nonrecurring and extraordinary losses, MINUS, to the extent included in Consolidated Net Income, nonrecurring and extraordinary gains, all calculated for the Borrower and its Subsidiaries on a consolidated basis. For purposes hereof, Consolidated EBITDA for the fiscal quarters ending September 30, 2003, December 31, 2003 and March 31, 2004 shall be deemed to be $34,944,000, $41,611,000 and $37,391,000, respectively. For any computation period during which (i) an Acquired Company is acquired or (ii) a Disposed Company is sold, Consolidated EBITDA shall be calculated on a pro forma basis as if such Acquired Company or Disposed Company, as the case may be, had been acquired (and any related Indebtedness incurred) or sold (and any related Indebtedness disposed), as the case may be, on the first day of such computation period.

      "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period. For any computation period during which an Acquired Company is acquired, Consolidated Interest Expense shall be calculated on a pro forma basis as if any Indebtedness incurred in connection with the acquisition of such Acquired Company had been incurred on the first day of such computation period.

      "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

      "Consolidated Net Worth" means at any time the consolidated stockholders' equity plus or minus the accumulated Other Comprehensive Income (Loss) of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.



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      "Consolidated  Total  Capitalization"  means,  at  any  time,  the  sum of
Consolidated Total Indebtedness and Consolidated Net Worth, each calculated at such time.

      "Consolidated Total Indebtedness" means, at any time, the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

      "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership; provided that none of the above shall constitute a Contingent Obligation if such other Person is a (i) Guarantor or (ii) Special Purpose Subsidiary.

      "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

      "Conversion/Continuation Notice" is defined in Section 2.12.

      "Co-Syndication Agents" means Wachovia and Bank Of America, N.A. in their respective roles as Co-Syndication Agent.

      "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

      "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC hereunder.

      "Default" means an event described in Article VII.

      "Disposed Company" means an entity or going business sold by the Borrower or any of its Subsidiaries by way of sale of equity or substantially all of the assets of such entity and otherwise permitted by this Agreement.

      "Dollars" means lawful currency of the United States of America.

      "Domestic Subsidiary" means any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

      "Effective Date" means the date upon which the initial Credit Extension is made.

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human



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health,  (iii)  emissions,  discharges or releases of pollutants,  contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

      "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

      "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported on Telerate Page 3750, or if such reporting service is not available, by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, PROVIDED that, if no such British Bankers' Association LIBOR rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

      "Eurodollar  Loan" means a Loan  which,  except as  otherwise  provided in
Section 2.11, bears interest at the applicable Eurodollar Rate.

      "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin.

      "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

      "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

      "Existing LC" means that certain Standby Letter of Credit 00325804 issued by Bank One, NA for the benefit of Travelers and/or Branch Banking and Trust Company in the amount of $60,000,000.

      "Facility LC" is defined in Section 2.22.1.

      "Facility LC Application" is defined in Section 2.22.3.



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      "Facility LC Collateral Account" is defined in Section 2.22.11.

      "Facility Termination Date" means the earlier of (i) June 30, 2008 or (ii) any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

      "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any such day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

      "Fitch" means Fitch, Inc.

      "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

      "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

      "Floating Rate Loan" means a Loan which,  except as otherwise  provided in
Section 2.11, bears interest at the Floating Rate.

      "Form 10" means that certain filing on Securities and Exchange Commission Form 10 of the Borrower filed with the Securities and Exchange Commission on June 3, 2004 as amended by the filing on Securities and Exchange Commission Form 10-12B/A filed with the Securities and Exchange Commission on June 17, 2004.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

      "Guarantors" means, Travelers, MoneyGram Payment Systems, Inc., a Delaware corporation, FSMC, Inc., a Minnesota corporation and CAG Inc., a Nevada corporation, and each other Subsidiary which, after the date hereof, becomes a Material Domestic Subsidiary of the Borrower, and its successors and assigns, other than a Special Purpose Subsidiary.

      "Guaranty" means that certain Guaranty dated as of the date hereof executed by each Guarantor in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

      "Indebtedness" of a Person means, without duplication, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) Letters of Credit, (vii) Contingent Obligations, (viii) Rate Management Obligations, (ix) Receivables Transaction Attributed Indebtedness and (x) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person. For the purposes hereof, the amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. Notwithstanding the foregoing, the following shall not constitute Indebtedness: (i) obligations under Repurchase Agreements,
(ii) Payment Services Obligations, (iii) obligations to repay Payment Instruments Funding Amounts, (iv) Rate Management Obligations (to the extent incurred in the ordinary course of business and not for speculative purposes),
(v) ordinary course contractual obligations with clearing banks relative to clearing accounts and (vi) Receivables Transactions Attributed Indebtedness so long as the aggregate outstanding amount thereof at the time of determination is not in excess of $450,000,000 (but any excess amount thereof over $450,000,000 shall constitute Indebtedness).

      "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, PROVIDED, HOWEVER, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

      "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

      "LC Fee" is defined in Section 2.22.4.

      "LC Issuer" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

      "LC Obligations" means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

      "LC Payment Date" is defined in Section 2.22.5.

      "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless otherwise specified, the term "Lenders" includes Bank One in its capacity as Swing Line Lender.

      "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.20.

      "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or under which the obligations thereunder constitute a Contingent Obligation of such Person.

      "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, encumbrance or preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement). For the purposes hereof, none of the following shall be deemed to be Liens: (i) set-off rights arising in the ordinary course of business, (ii) restrictive contractual obligations with respect to assets comprising the Payment Instruments Funding Amounts or Payment Services Obligations, (iii) liens purported to be created under Repurchase Agreements, or
(iv) ordinary course of business contractual obligations with clearing banks relative to clearing accounts.

      "Loan" means a Revolving Loan, a Term Loan or a Swing Line Loan.

      "Loan Documents" means this Agreement, the Facility LC Applications and any Notes issued pursuant to Section 2.16, the Guaranty and the Cash Collateral Agreement.

      "Loan Parties" means the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document.

      "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder. The consummation of the Spin-Off Transaction substantially as described in the Form 10 shall in no event be deemed to create a Material Adverse Effect pursuant to clause (i) above.

      "Material Domestic Subsidiary" means a Domestic Subsidiary (other than a Special Purpose Subsidiary) which either has (i) 5% or more of the assets (valued at the greater of book or fair market value) of the Borrower and its Subsidiaries determined on a consolidated basis as of the fiscal quarter end next preceding the date of determination or (ii) is responsible for 5% or more of Consolidated Net Income for the four quarter period ending on the fiscal quarter end next preceding the date of determination.

      "Material Indebtedness" means Indebtedness and/or Rate Management Obligations in an outstanding principal or net payment amount of $20,000,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars).

      "Material Indebtedness Agreement" means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

      "Modify" and "Modification" are defined in Section 2.22.1.

      "Moody's" means Moody's Investors Service, Inc.

      "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer (as described in Section 4001(a)(3) of ERISA) is obligated to make contributions.

      "Non-Equity   Consideration"  means,  with  respect  to  any  Acquisition, consideration paid and debt assumed in consideration thereof exclusive of any common stock of the Borrower included in such consideration.

      "Non-U.S. Lender" is defined in Section 3.5(iv).

      "Note" means any one or more of a Revolving Credit Note, Term Note or Swing Line Note.

      "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents.

      "Other Comprehensive Income (Loss)" means comprehensive income or loss under FASB Statement of Financial Accounting Standard Nos. 115 and 133.

      "Other Taxes" is defined in Section 3.5(ii).

      "Outstanding Revolving Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time, plus (iii) an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time.

      "Participants" is defined in Section 12.2.1.

      "Payment Date" means the last day of each calendar year quarter.

      "Payment Instruments Funding Amounts" means amounts advanced to and retained by the Borrower and its Subsidiaries as advance funding for the payment instruments or obligations arising under an official check agreement or a customer agreement entered into in the ordinary course of business.

      "Payment Services Obligations" means the obligations of the Borrower and its Subsidiaries in the ordinary course of their respective businesses to pay outstanding payment instruments or obligations pursuant to an official check agreement or customer agreement or as principal or issuer of a payment instrument or obligation, including but not limited to money orders, money transfers, stored value cards, rebates, WIC payments and similar obligations, as reflected on the financial statements of the Borrower delivered by the Borrower from time to time pursuant to Section 6.1(i) or (ii).

      "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

      "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

      "Pricing Schedule" means the Schedule attached hereto identified as such.

      "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

      "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

      "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Revolving Credit Commitment (or, if the Aggregate Revolving Credit Commitment has expired or been terminated, its Outstanding Revolving Credit Exposure) and the denominator of which is the Aggregate Revolving Credit Commitments (or, if the Aggregate
Revolving Credit Commitment has expired or been terminated, the Aggregate Outstanding Revolving Credit Exposures).

      "Purchasers" is defined in Section 12.3.1.

      "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

      "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower or any Subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

      "Receivables Transaction" means any transaction or series of transactions entered into by the Borrower or any Subsidiary pursuant to which the Borrower or any Subsidiary may sell, convey or otherwise transfer to a Person accounts or notes receivable and rights related thereto.

      "Receivables Transaction Attributed Indebtedness" means, at any time, the amount of obligations outstanding at such time under the legal documents entered into as part of any Receivables Transaction that would be characterized as principal if such Receivables Transaction were structured as a secured lending transaction rather than as a purchase.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

      "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.22 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

      "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Single Employer Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, PROVIDED, HOWEVER, that a failure to meet the minimum funding standard of Section 412 of the Code and of
Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

      "Repurchase Agreement" means an agreement of a Person to purchase securities arising out of or in connection with the sale of the same or substantially similar securities.

      "Required Lenders" means Lenders in the aggregate having at least 51% of the sum of (i) the Aggregate Term Loan Commitment or, after the Term Loan has been made, the Term Balance, plus (ii) the Aggregate Revolving Credit Commitment or, if the Aggregate Revolving Credit Commitment has been terminated, the sum of
(i) the aggregate unpaid principal amount of the outstanding Revolving Loans and Swing Line Loans PLUS (ii) the aggregate amount of the outstanding Reimbursement Obligations.

      "Required Revolving Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Revolving Credit Commitment or, if the Aggregate Revolving Credit Commitment has been terminated, the sum of (i) the aggregate unpaid principal amount of the outstanding Revolving Loans and Swing Line Loans PLUS (ii) the aggregate amount of the outstanding Reimbursement Obligations.

      "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

      "Restricted Payment" means any dividend or distribution in respect of the Capital Stock of the Borrower or any redemption, repurchase, acquisition or other retirement of the Capitol Stock of the Borrower.

      "Revolving Credit Advance" means an Advance made by the Lenders to the Borrower pursuant to Section 2.3.

      "Revolving Credit Commitment" means, for each Lender, the obligation of such Lender to make Loans to and participate in Facility LCs issued upon the application of, the Borrower pursuant to Section 2.3 in an aggregate amount at any one time outstanding not exceeding the amount set forth opposite its name under the heading "Revolving Credit Commitment" on the Commitment Schedule, as such amount may be increased or reduced from time to time pursuant to the terms of this Agreement.

      "Revolving Loan" means, with respect to a Lender, such Lender's loans made pursuant to Section 2.3.

      "Revolving Credit Note" means a promissory note in substantially the form of EXHIBIT A hereto, with appropriate insertions, and payable to the order of a Lender in the amount of its Revolving Credit Commitment, including any amendment, modification, renewal or replacement of such promissory note.

      "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

      "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

      "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

      "Separation Agreements" means one or more of the Separation and Distribution Agreement, the Tax Sharing Agreement, the Interim Services Agreement and the Employee Benefit Agreement entered into between the Borrower and Viad with respect to the Spin-Off Transaction substantially as described in the Form 10.

      "Single Employer Plan" means a Plan (other than a Multiemployer Plan) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

      "Special Purpose Subsidiary" means any Wholly-Owed Subsidiary of the Borrower formed for the limited organizational purpose of isolating and transferring a limited and specified pool of assets and related rights and obligations with respect to Payment Service Obligations.

      "Spin-Off Documents" means the operative documents pursuant to which the Spin-Off Transaction is effected.

      "Spin-Off Transaction" means the tax-free spin-off transaction pursuant to which (i) Travelers merges into a Wholly-Owned Subsidiary of the Borrower and thereby becomes a direct Wholly-Owned Subsidiary of the Borrower in exchange for the Viad Payment, (ii) Viad declares and distributes a dividend of the Borrower's common stock, constituting all of the outstanding Borrower common stock on such date, (iii) Travelers pays to Viad approximately $35,000,000 in respect of certain alternative minimum tax credits and approximately $7,250,000 with respect to deferred compensation obligations, (iv) Travelers declares and pays a dividend to Viad in an amount estimated to be the equivalent to the net income of Travelers from the beginning of fiscal year 2004 through the date of the events described in clause (ii) hereof, and (v) all transactions related thereto, all substantially as described in the Form 10.

      "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture, business trust or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

      "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 10% of the Consolidated Net Income, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

      "Swing Line Borrowing Notice" is defined in Section 2.7.2.

      "Swing Line Lenders" means Bank One and Wachovia.

      "Swing Line Loan" means a Loan made available to the Borrower by the Swing Line Lenders pursuant to Section 2.7.

      "Swing Line Note" means a promissory note, in substantially the form of EXHIBIT C hereto, with appropriate insertions, and payable to the order of a Swing Line Lender in the principal amount of $35,000,000, including any amendment, modification, renewal or replacement of such promissory note.

      "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but EXCLUDING Excluded Taxes and Other Taxes.

      "Term Balance" means, at any time, the then aggregate outstanding principal amount of the Term Loans.

      "Term Loan" means, with respect to each Lender, such Lender's pro-rata portion of the term Advance made by the Lenders pursuant to Section 2.1 and, with respect to all Lenders, the aggregate of all such pro-rata portions.

      "Term Loan Commitment" means, for each Lender, the obligation of such Lender to make a single Loan to the Borrower pursuant to Section 2.1 in an amount not exceeding the amount set forth opposite its name under the heading "Term Loan Commitment" on the Commitment Schedule.

      "Term Note" means a promissory note, in substantially the form of EXHIBIT B hereto, with appropriate insertions, and payable to the order of a Lender in the amount of such Lender's Term Loan, including any amendment, modification, renewal or replacement of such promissory note.

      "Total Commitment" means, for each Lender, the aggregate of such Lender's Revolving Credit Commitment and Term Loan Commitment.

      "Transferee" is defined in Section 12.4.

      "Travelers"   means   Travelers   Express   Company,   Inc.,  a  Minnesota
corporation.

      "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

      "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

      "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

      "Viad" means Viad Corp, a Delaware corporation.

      "Viad Payment" means the $150,000,000 cash payment to be paid to Viad by the Borrower in consideration of the merger of Travelers into a wholly owned subsidiary of Borrower.

      "Wachovia" means Wachovia Bank, National Association.

      "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture, business trust or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

      The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                  THE CREDITS

      2.1 TERM LOANS. Each Lender severally (and not jointly) agrees, on the terms and conditions set forth in this Agreement, to make a Term Loan to the Borrower on the initial Borrowing Date in the amount of its respective Term Loan Commitment. No amount of the Term Loan which is repaid or prepaid by the Borrower may be reborrowed hereunder. Not later than noon Chicago time on the initial Borrowing Date, each Lender shall make available funds equal to its Term Loan Commitment in immediately available funds in Chicago, to the Agent at its address specified pursuant to Article XIII.

      2.2 TERM LOAN AMORTIZATION. Except as otherwise expressly provided herein, the Term Loan shall be payable in two installments in the amounts and on the dates, set forth below:

      PAYMENT DATE                             AMOUNT
      ------------                             ------

     June 30, 2007                            $50,000,000 or 50%
                                              of the Term Balance, whichever
                                              is less.

     June 30, 2008                            100% of the Term Balance


      2.3 COMMITMENT. From and including the Effective Date and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Revolving Loans to the Borrower and (ii) participate in Facility LCs issued upon the request of the Borrower, PROVIDED that, after giving effect to the making of each such Loan and the issuance of each such Facility LC, such Lender's Outstanding Revolving Credit Exposure shall not exceed in the aggregate the amount of its Revolving Credit Commitment and the Aggregate Outstanding Revolving Credit Exposure shall not exceed the

Aggregate Revolving Credit Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Facility Termination Date. The Revolving Credit Commitments to extend credit hereunder shall expire on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.22.

      2.4 REQUIRED PAYMENTS; TERMINATION.

      Any outstanding Credit Extensions and Reimbursement Obligations and all other unpaid Obligations shall be paid in full by the Borrower on the earlier of
(i) the Facility Termination Date and (ii) the Business Day next following the date of the initial Credit Extension; provided, however, that no payment pursuant to Section 2.4(ii) shall be required if, on or prior to such Business Day the conditions set forth in Section 4.2(ii) have been satisfied.

      2.5 RATABLE LOANS. Each Revolving Credit Advance hereunder shall consist of Revolving Loans made from the several Lenders ratably according to their Pro Rata Shares.

      2.6 TYPES OF ADVANCES. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.11 and 2.12, or Swing Line Loans selected by the Borrower in accordance with Section 2.7.

      2.7 SWING LINE LOANS.

          2.7.1 AMOUNT OF SWING LINE LOANS. Upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 as well, from and including the date of this Agreement and prior to the Facility Termination Date, the Swing Line Lenders may, in their sole discretion, on the terms and conditions set forth in this Agreement, make Swing Line Loans to the Borrower from time to time in an aggregate outstanding principal amount not to exceed $35,000,000 in the case of either Swing Line Lender or $70,000,000 in the aggregate; PROVIDED that the Aggregate Outstanding Revolving
                Credit Exposure shall not at any time exceed the Aggregate Revolving Credit Commitment, and PROVIDED FURTHER that at no time shall the sum of (i) either Swing Line Lender's Pro Rata Share of the Swing Line Loans, PLUS (ii) the outstanding Revolving Loans made by such Swing Line Lender pursuant to
                Section 2.3, exceed such Swing Line Lender's Revolving Credit Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date.

          2.7.2 SWING LINE BORROWING NOTICE. The Borrower shall deliver to the Agent and the Swing Line Lenders irrevocable notice (a "Swing Line Borrowing Notice") not later than noon (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $1,000,000. The Swing Line Loans shall bear interest at the Floating Rate.

          2.7.3 MAKING OF SWING LINE LOANS. Promptly after receipt of a Swing Line Borrowing Notice, the Agent shall notify each Swing Line Lender by fax, or other similar form of transmission, of the requested Swing Line Loan. If either or both Swing Line Lenders do not elect to make the requested Swing Line Loan, the Agent shall notify the Borrower within one hour of receipt of the Swing Line Borrowing Notice. If a Swing Line Lender elects to make the requested Swing Line Loan, then not later than 2:00 p.m. (Chicago time) on the applicable Borrowing Date, such Swing Line Lender shall make available a Swing Line Loan in a principal amount equal to 50% of the amount of the original Swing Line Loan request, in funds immediately available in Chicago, to the Agent at its address specified pursuant to
                Article XIII. The Agent will promptly make the funds so received from a Swing Line Lender available to the Borrower on the Borrowing Date to the account designated in writing by the Borrower.

          2.7.4 REPAYMENT OF SWING LINE LOANS. Each Swing Line Loan shall be paid in full by the Borrower on or before the fifth (5th) Business Day after the Borrowing Date for such Swing Line Loan. In addition, either Swing Line Lender (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan made by it, or (ii) shall on the fifth (5th) Business Day after the Borrowing Date of any Swing Line Loan made by it, require each Lender (including each Swing Line Lender) to make a Revolving Loan in the amount of such Lender's Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than noon (Chicago time)  on the  date  of any  notice  received  pursuant  to this
                Section 2.7.4, each Lender shall make available its required Revolving Loan, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII.
                Revolving Loans made pursuant to this Section 2.7.4 shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in Section 2.11 and subject to the other conditions and limitations set forth in this Article II. Unless a Lender shall have notified the Swing Line Lenders, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.7.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Swing Line Lenders or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the
                Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.7.4, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Agent of any amount due under this Section 2.7.4, such Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Lenders, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Facility Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

      2.8 FACILITY FEE; REDUCTIONS AND INCREASES IN AGGREGATE REVOLVING CREDIT COMMITMENT.

            (i) The Borrower  agrees to pay to the Agent for the account of each
                Lender a facility fee at a per annum rate equal to the Applicable Fee Rate on such Lender's Revolving Credit Commitment (whether used or unused) and Term Balance (or, prior to the Effective Date, the Term Loan Commitment) from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date, PROVIDED that, if any Lender continues to have Revolving Loans, Reimbursement Obligations or a Term Loan outstanding hereunder after the Facility Termination Date, then such facility fee shall continue to accrue on the Outstanding Revolving Credit Exposure and Term Loan owed to such Lender until such Revolving Credit Exposure and such Term Loan have been paid in full.

           (ii) The Borrower may permanently reduce the Aggregate Revolving Credit Commitment in whole, or in part ratably among the Lenders in integral multiples of $10,000,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, PROVIDED, HOWEVER, that the amount of the Aggregate Revolving Credit Commitment may not be reduced below the Aggregate Outstanding Revolving Credit Exposure. The Aggregate Revolving Credit Commitment shall automatically terminate at the close of business on the Business Day next following the date of the Initial Credit Extension unless prior to that time the conditions set forth in Section 4.2(ii) have been satisfied. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

          (iii) The Borrower may, at its option, on up to two occasions, seek to increase the Aggregate Revolving Credit Commitment by up to an aggregate amount of $50,000,000 (resulting in a maximum Aggregate Revolving Credit Commitment of $300,000,000) in a minimum amount of $10,000,000 and in integral multiples of $5,000,000 in excess thereof, upon at least three (3) Business Days' prior written notice to the Agent, which notice shall specify the amount of any such increase and shall be delivered at a time when no Default or Unmatured Default has occurred and is continuing. The Borrower may, after giving such notice, offer the increase (which may be declined by any Lender in its sole discretion) in the Aggregate Revolving Credit Commitment on either a ratable basis to the Lenders or on a non pro-rata basis to one or more Lenders and/or to other Lenders or entities reasonably acceptable to the Agent. No increase in the Aggregate Revolving Credit Commitment shall become effective until the existing or new Lenders extending such incremental Commitment amount and the Borrower shall have delivered to the Agent a document in form and substance reasonably satisfactory to the Agent pursuant to which any such existing Lender states the amount of its Commitment increase, any such new Lender states its Commitment amount and agrees to assume and accept the obligations and rights of a Lender hereunder and the Borrower accepts such incremental Commitments. The Lenders (new or existing) shall accept an assignment from the existing Lenders, and the existing Lenders shall make an assignment to the new or existing Lender accepting a new or increased Commitment, of an interest in each then outstanding Revolving Credit Advance, Facility LC and Reimbursement Obligation such that, after giving effect thereto, all Revolving Credit Advances, Facility LCs and Reimbursement Obligations are held ratably by the Lenders in proportion to their respective Revolving Credit Commitments. Assignments pursuant to the preceding sentence shall be made in exchange for the principal amount assigned plus accrued and unpaid interest and shall not be subject to the assignment fee set forth in SECTION 12.3.3. The Borrower shall make any payments under SECTION 3.4 resulting from such assignments. Any such increase of the Aggregate Revolving Credit Commitment shall be subject to receipt by the Agent from the Borrower of such supplemental opinions, resolutions, certificates and other documents as the Agent may reasonably request.

      2.9 MINIMUM AMOUNT OF EACH ADVANCE. Each Eurodollar Advance (other than an Advance to repay Swing Line Loans) shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

      2.10 OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances (other than Swing Line Loans), or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances (other than Swing Line Loans) upon one Business Days' prior notice to the Agent. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $1,000,000 and increments of $500,000 in excess thereof, any portion of the outstanding Swing Line Loans, with notice to the Agent and the Swing Line Lenders by 11:00 a.m. (Chicago time) on the date of repayment. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent. Optional principal payments in respect of the Term Loan shall be applied to the principal installments under Section 2.2 in the inverse order of maturity.

      2.11 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the

Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 1:00 p.m. (Chicago time) at least one Business Day before the Borrowing Date of each Floating Rate Advance (other than a Swing Line Loan) and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

      (i) the Borrowing Date, which shall be a Business Day, of such Advance,

     (ii) the aggregate amount of such Advance,

    (iii) the Type of Advance selected, and

     (iv) in   the  case  of   each  Eurodollar  Advance,  the  Interest  Period
applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article
XIII. The Agent will make the funds so received from the Lenders available to the Borrower in an account designated in writing by the Borrower.

      2.12 CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. Floating Rate Advances (other than Swing Line Loans) shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.12 or are repaid in accordance with Section
2.10. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section
2.10 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.9, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance (other than Swing Line Loans) into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 1:00 p.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

      (i) the requested date, which shall be a Business Day, of such conversion or continuation,

     (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

    (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

      2.13 CHANGES IN INTEREST RATE, ETC. Each Floating Rate Advance (other than Swing Line Loans) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.12, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.12 hereof, at a rate per annum equal to the Floating Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.11 and 2.12 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

      2.14 RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in Section 2.11, 2.12 or 2.13, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default, unless waived by the Required Lenders, (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and (iii) the LC Fee shall be increased by 2% per annum, without any election or action on the part of the Agent or any Lender.

      2.15 METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall (except with respect to repayments of Swing Line Loans and except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. Each reference to the Agent in this Section 2.15 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.22.6.

      2.16 NOTELESS AGREEMENT; EVIDENCE OF INDEBTEDNESS. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

      (ii) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

      (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be PRIMA FACIE evidence of the existence and amounts of the Obligations therein recorded absent manifest error; PROVIDED, HOWEVER, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

      (iv) Any Lender may request  that its Loans be  evidenced  by a promissory note in substantially the form of a Revolving Credit Note, a Term Note or a Swing Line Note, in each case as applicable. In such event, the Borrower shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

      2.17 TELEPHONIC NOTICES. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

      2.18 INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Advances, facility fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

      2.19 NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND REVOLVING CREDIT COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Revolving Credit Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

      2.20 LENDING INSTALLATIONS. Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

      2.21 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

      2.22 FACILITY LCS.

          2.22.1 ISSUANCE. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit denominated in Dollars (each, a "Facility LC") and, upon the Borrower's request, to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the Effective Date and prior to the Facility Termination Date upon the request of and for the account of the Borrower; PROVIDED that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $100,000,000 and
          (ii) the Aggregate  Outstanding  Revolving  Credit

          Exposure shall not exceed the Aggregate Revolving Credit Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance provided that any Facility LC with a one-year period may provide for the renewal thereof for additional one-year periods but in no event shall the expiring date of such Facility LCs extend beyond the period in clause (x) hereof. Notwithstanding the foregoing, on the initial Borrowing Date the Existing LC shall be deemed to be a Facility LC for all purposes of this Agreement.

          2.22.2 PARTICIPATIONS. Upon the issuance, deemed issuance or Modification by the LC Issuer of a Facility LC in accordance with this
          Section 2.22, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

          2.22.3 NOTICE. Subject to Section 2.22.1, the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Chicago time) at least three Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

          2.22.4 FEES. The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC, a letter of credit fee (the "LC Fee") at a per annum rate equal to the Applicable Fee Rate on the stated amount under such standby Facility LC, such fee to be payable in arrears on each Payment Date. The Borrower shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee in an amount to be agreed upon between the LC Issuer and the Borrower, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

          2.22.5 ADMINISTRATION; REIMBURSEMENT BY LENDERS. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.22.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

          2.22.6 REIMBURSEMENT BY BORROWER. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section

          2.22.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.10 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request a Revolving Credit Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

          2.22.7  OBLIGATIONS  ABSOLUTE.  The Borrower's  obligations under this
          Section 2.22 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.22.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of
          Section 2.22.6.

          2.22.8 ACTIONS OF LC ISSUER. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.22, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Revolving Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

          2.22.9 INDEMNIFICATION. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; PROVIDED that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.22.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

          2.22.10 LENDERS' INDEMNIFICATION. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.22 or any action taken or omitted by such indemnitees hereunder.

          2.22.11 FACILITY LC COLLATERAL ACCOUNT. The Borrower agrees that it will, upon the request of the LC Issuer or the Required Revolving Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. The

          Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.22.11 shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

          2.22.12 RIGHTS AS A LENDER. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

      2.23  REPLACEMENT  OF LENDER.  If the  Borrower  is  required  pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of EXHIBIT D and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

                                  ARTICLE III

                             YIELD PROTECTION; TAXES

      3.1 YIELD PROTECTION. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

     (i) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

     (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

     (iii)imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

      3.2 CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or the LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the

United States on the date of this Agreement,  including  transition  rules,  and
(ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

      3.3 AVAILABILITY OF TYPES OF ADVANCES. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

      3.4 FUNDING INDEMNIFICATION. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

      3.5 TAXES. (i) All payments by the Borrower to or for the account of any Lender, the LC Issuer or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

      (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any Loan Document ("Other Taxes").

      (iii) The Borrower hereby agrees to indemnify the Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this
Section 3.5) paid by the Agent, the LC Issuer or such Lender as a result of its Commitment, any Loans made by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Lender makes demand therefor pursuant to
Section 3.6.

      (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, UNLESS an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

      (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; PROVIDED that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

      (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

      (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

      3.6 LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and
3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the commercially reasonable judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The Borrower shall not be required to indemnify any Lender pursuant to Section 3.1, 3.2, 3.4 or 3.5 for any amounts paid or losses incurred by such Lender as to which such Lender has not made demand hereunder within 120 days after the date such Lender has actual knowledge of such amounts or losses and their applicability to the lending transactions contemplated hereby. The obligations of the Borrower under Sections 3.1, 3.2,
3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      4.1 INITIAL CREDIT EXTENSION. The Lenders shall not be required to make the initial Credit Extension hereunder unless (a) the Borrower has furnished to the Agent in the number of copies as Agent shall have reasonably requested each of the following documents and (b) each of the following events shall have occurred, as applicable:

     (i) Copies of the articles or certificate of incorporation of the Borrower and each Material Domestic Subsidiary, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation, as well as any other information required by Section 326 of the USA PATRIOT ACT or necessary for the Agent or any Lender to verify the identity of Borrower as required by Section 326 of the USA PATRIOT Act.

    (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower and each Material Domestic Subsidiary, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower and such Material Domestic Subsidiary is a party.

   (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower and each Material Domestic Subsidiary, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower and each Material Domestic Subsidiary authorized to sign the Loan Documents to which the Borrower and such Material Domestic Subsidiary is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

    (iv) A certificate, signed by the Chief Financial Officer or Treasurer of the Borrower, stating that on the initial Credit Extension Date no Default or Unmatured Default has occurred and is continuing.

     (v) A written opinion of the Borrower's counsel, addressed to the Agent and the Lenders in form and substance reasonably acceptable to the Agent.

    (vi) Any Notes requested by a Lender pursuant to Section 2.16 payable to the order of each such requesting Lender.

   (vii) Written money transfer instructions, in substantially the form of EXHIBIT E, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

  (viii)  This Agreement.

    (ix)  The Guaranty.

     (x) A Solvency Certificate with respect to (a) Travelers and its Subsidiaries and (b) the Borrower and its Subsidiaries in each case signed by an Authorized Officer of the applicable entity in form and substance reasonably acceptable to Agent.

    (xi) Travelers shall have (a) established a cash collateral account with the Agent, (b) deposited $150,020,000 in cash collateral into such account, and (c) executed and delivered to the Agent such documentation as the Agent shall have reasonably requested to create a perfected first priority security interest in such cash collateral to secure the Obligations.

   (xii) (a) copies of searches of financing statements filed under the Uniform Commercial Code with respect to the assets of the Borrower and its Material Domestic Subsidiaries in such jurisdictions as the Agent may request; and (b) such duly executed UCC-3 termination statements and similar documents as the Agent may request.

  (xiii) The receipt by the Borrower of a letter or a public statement from at least two of S&P, Moody's and Fitch stating that after the Spin-Off Transaction and subject to the conditions in such letters (which conditions shall be satisfactory to the Agent), the Borrower's issuer rating from S&P, Moody's and Fitch, respectively, is not less than BBB-, Baa3 or BBB-, as applicable respectively, and neither S&P's nor Moody's issuer ratings of the Borrower shall be less than BBB- or Baa3, respectively.

   (xiv) The initial Credit Extension shall occur on or before July 1, 2004 and shall consist exclusively of a $100,000,000 Term Loan and a $50,000,000 Revolving Credit Advance.

    (xv) Such other documents as any Lender or its counsel may have reasonably requested.

     4.2 SUBSEQUENT CREDIT EXTENSIONS. The Lenders shall not be required to make any Credit Extension after the initial $150,000,000 Credit Extension referred to in Section 4.1(xiv) above unless:

     (i)  Not later than the Business Day next  following the initial  Borrowing
          Date:  (a)  Travelers  shall have  merged  with a direct  Wholly-Owned
          Subsidiary of the Borrower and thereby become a direct Wholly-Owned Subsidiary of the Borrower, (b) the Spin-Off Transaction shall have been consummated substantially as set forth in the Form 10, including the Borrower's payment of the Viad Payment, and (c) the Borrower and Viad shall have entered into Separation Agreements in form and substance reasonably acceptable to the Agent and Syndication Agent, copies of which, along with the Spin-Off Documents shall have been provided to the Agent.

    (ii) The Agent shall have received from the Borrower a certificate signed by its Chief Financial Officer or Treasurer to the effect that the conditions set forth in Section 4.2(i) have been satisfied.

      4.3 EACH CREDIT EXTENSION. The Lenders shall not be required to make any Credit Extension (except as otherwise set forth in Section 2.7.4 with respect to Revolving Loans for the purpose of repaying Swing Line Loans) unless on the applicable Credit Extension Date:

     (i)  There exists no Default or Unmatured Default.

    (ii) The representations and warranties contained in Article V are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

      Each Borrowing Notice, Swing Line Borrowing Notice, or request for issuance of a Facility LC, as the case may be, with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.3(i) and (ii) have been satisfied.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Lenders that as of the date hereof with respect to the Sections 5.1 and 5.2, as of the Effective Date and as of each Credit Extension thereafter that:

      5.1 EXISTENCE AND STANDING. Each of the Borrower and its Material Domestic Subsidiaries is a corporation, partnership, trust or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

      5.2 AUTHORIZATION AND VALIDITY. Each of the Borrower and its Material Domestic Subsidiaries has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each of the Borrower and its Material Domestic Subsidiaries of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which each of the Borrower and its Material Domestic Subsidiaries is a party constitute legal, valid and binding obligations of each of the Borrower and its Material Domestic Subsidiaries enforceable against each of the Borrower and its Material Domestic Subsidiaries in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

      5.3 NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by each of the Borrower and its Material Domestic Subsidiaries of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate
(i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Material Domestic Subsidiaries or
(ii) the Borrower's or any Material Domestic Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Material Domestic Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Material Domestic Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Material Domestic Subsidiaries, is required to be obtained by the Borrower or any of its Material Domestic Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

      5.4 FINANCIAL STATEMENTS. The December 31, 2003 consolidated financial statements of Travelers and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition and operations of the Travelers and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

      5.5 MATERIAL ADVERSE CHANGE. Since December 31, 2003 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

      5.6  TAXES.  Prior  to  the  Spin-Off   Transaction,   Travelers  and  its
Subsidiaries, and after the Spin-Off Transaction, the Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all material taxes due pursuant to said returns or pursuant to any assessment received by such Persons, except such material taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists. As of the Effective Date, no material tax liens have been filed and no material claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate. The United States income tax returns of Travelers and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1998.

      5.7 LITIGATION AND CONTINGENT OBLIGATIONS. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries has any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4 or on Schedule 6.18.

      5.8 SUBSIDIARIES. Schedule 5.8 contains an accurate list, after giving effect to the Spin-Off Transaction, of all Subsidiaries of the Borrower and identifies all Material Domestic Subsidiaries of the Borrower all as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective Capital Stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of Capital Stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

      5.9 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $125,000,000. Neither the Borrower, any of its Subsidiaries, nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $10,000,000 in the aggregate. Each Single Employer Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Single
Employer Plan, neither the Borrower, any of its Subsidiaries nor any other member of the Controlled Group has withdrawn from any Multiemployer Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Single Employer Plan.

      5.10 ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

      5.11 REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

      5.12 MATERIAL AGREEMENTS. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any Material Indebtedness Agreement.

      5.13 COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

      5.14 OWNERSHIP OF PROPERTIES. Except as set forth on Schedule 5.14, on the Effective Date, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Subsidiaries.

      5.15 PLAN ASSETS; PROHIBITED TRANSACTIONS. Neither the Borrower nor any of its Subsidiaries is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of the Loans or Facility LCs hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

      5.16 ENVIRONMENTAL MATTERS. In the ordinary course of its business, the officers of the Borrower and its Subsidiaries consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

      5.17 INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      5.18 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      5.19 INSURANCE. Borrower and its Subsidiaries and their respective properties are insured with financially sound and reputable insurance companies in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or such Subsidiary operates.

      5.20 SOLVENCY. (i) Immediately after the consummation of the Spin-Off Transaction and the transactions to occur on the date thereof and immediately following the making of each Credit Extension, if any, made on the date thereof and after giving effect to the application of the proceeds of such Credit Extensions, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other  liabilities  become  absolute  and  matured;  (c)  the  Borrower  and its
Subsidiaries  on a  consolidated  basis  will  be able to pay  their  debts  and
liabilities,   subordinated,   contingent  or  otherwise,   as  such  debts  and
liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the Effective Date.

      (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

                                   ARTICLE VI

                                   COVENANTS

      During the term of this Agreement, beginning on the Effective Date (or, in the case of Section 6.1(viii) and 6.3 only, on the date hereof), unless the Required Lenders shall otherwise consent in writing:

      6.1 FINANCIAL REPORTING. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

      (i) Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Borrower's independent certified public accountants) audit report certified by independent certified public accountants reasonably acceptable to the Lenders, prepared in accordance with GAAP on a consolidated and consolidating (with respect to Material Domestic Subsidiaries only) basis (consolidating statements need not be certified by such accountants) for itself and its Material Domestic Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows (on a consolidated basis only), accompanied by any management letter prepared by said accountants.

      (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for the Borrower and its Material Domestic Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows (on a consolidated basis only) for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer or its controller.

      (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of EXHIBIT F signed by its chief financial officer or its controller showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

      (iv) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

      (v) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Single Employer Plan, a statement, signed by the chief financial officer or controller of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

      (vi) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

      (vii) Promptly upon the filing thereof, electronic notice to the Agent of the filing of all proxy statements, registration statements and periodic and current reports on forms 10K, 10Q and 8K which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

      (viii)Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

      If any information which is required to be furnished to the Lenders under this Section 6.1 is required by law or regulation to be filed by the Borrower with a government body on an earlier date, then the information required hereunder shall be furnished to the Lenders at such earlier date.

      6.2 USE OF PROCEEDS. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Term Loan and the other Credit Extensions for general corporate purposes, including commercial paper backup, payment of the Viad Payment (provided the use of the proceeds with respect to the Viad Payment shall not exceed $150,000,000) and acquisitions permitted hereunder. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

      6.3 NOTICE OF DEFAULT. The Borrower will give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

      6.4 CONDUCT OF BUSINESS. The Borrower will, and will cause each Material Domestic Subsidiary to, carry on and conduct its business in the financial or payment services industry or the support thereof and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, if the failure to do so could reasonably be expected to have a Material Adverse Effect.

      6.5 TAXES. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

      6.6 INSURANCE. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

      6.7  COMPLIANCE  WITH  LAWS.  The  Borrower  will,  and  will  cause  each
Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, the noncompliance with which could reasonably be expected to have a Material Adverse Effect.

      6.8 MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

      6.9 INSPECTION. The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate. The costs of such inspections shall be for the account of the Borrower, except in the case of (i) a Lender inspection in the absence of the occurrence and continuation of a Default, which shall be done at such Lender's expense, or (ii) any Agent inspections in excess of one inspection during any 12-month period in the absence of the occurrence and continuation of a Default, each of which shall be done at Agent's expense.

      6.10 DIVIDENDS. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any Restricted Payments (other than dividends payable in its own common stock), except that (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary, (ii) so long as no Default or Unmatured Default shall exist before or after giving effect to such Restricted Payment or be created as a result thereof, the Borrower may declare and pay dividends on its Capital Stock or make other Restricted Payments in an aggregate amount not in excess of (a) in calendar year 2004 after the Spin-Off Transaction, $20,000,000 and (b) in each subsequent calendar year an amount equal to the sum of (1) 30% of Consolidated Net Income for the immediately preceding calendar year plus (2) the positive excess, if any, of the Base Dividend Amount for such immediately preceding calendar year over the amount of Restricted Payments actually declared or made in such immediately preceding calendar year pursuant to this Subsection 6.10(ii) after the Spin-Off Transaction and (iii) to the extent it has not already done so prior to the Effective Date and so long as no Default or to the knowledge of an Authorized Officer, no Unmatured Default shall exist before or after giving effect thereto or be created as a result thereof, the Borrower may make the Viad Payment and declare and pay a dividend to Viad in an amount equivalent to (x) the estimated net earnings of Travelers from the beginning of fiscal year 2004 through the effective date of the Spin-Off

Transaction, (y) approximately $35,000,000 in alternative minimum tax credits, and (z) approximately $7,250,000 in deferred compensation obligations.

      6.11 INDEBTEDNESS. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

      (i)   The Loans and Indebtedness in respect of Facility LCs.

      (ii)  Indebtedness  existing  on  the  Effective  Date  and  described  in
            Schedule 6.11.

      (iii) Indebtedness owing between and among the Borrower, any Guarantor or any Special Purpose Subsidiary.

      (iv) Other Indebtedness at no time exceeding $50,000,000 in aggregate outstanding principal amount.

      6.12 MERGER. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into the Borrower, with the Borrower as the surviving entity, or a Wholly-Owned Subsidiary.

      6.13 SALE OF ASSETS. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

      (i)   Sales of inventory in the ordinary course of business.

      (ii) Any transfer of an interest in accounts or notes receivable and related assets as part of a Receivables Transaction which does not give rise to Indebtedness.

      (iii) Sales of  portfolio   securities  owned  by  the  Borrower  and  its
            Subsidiaries in the ordinary course of business.

      (iv)  Sales of securities pursuant to Repurchase Agreements.

      (v) Sales, transfers or other dispositions of its Property to a Special Purpose Subsidiary in the ordinary course of business.

      (vi) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than pursuant to Sections 6.13(i)-(v) above) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

      6.14 INVESTMENTS AND ACQUISITIONS. (a) The Borrower will not, nor will it permit any Subsidiary to, make any Acquisition of any Person except Acquisitions after the Effective Date of (or all or substantially all of the assets of) entities engaged in substantially the same or related lines of business as the Borrower, so long as (i) the aggregate Non-Equity Consideration for all Acquisitions in any twelve-month period shall not exceed $100,000,000; (ii) the aggregate consideration for all Acquisitions over the term of this Agreement shall not exceed

$250,000,000; and (iii) after giving effect to such acquisition, the Borrower shall be in compliance with its covenants in Section 6.20, and on a pro forma basis, the Borrower would be in compliance therewith for the previous four fiscal quarters; (iv) for any Acquisition with aggregate consideration in excess of $50,000,000, the Borrower shall have delivered to the Administrative Agent a certificate executed by an Authorized Officer setting forth the calculations demonstrating such compliance and (v) both before and after giving effect to such acquisition no Default exists (each such acquired entity, an "Acquired Company").

      (b) At no time will the Borrower permit aggregate Investments in Foreign Subsidiaries, joint ventures or Domestic Subsidiaries that are not Guarantors (excluding Special Purpose Subsidiaries and Subsidiaries created in connection with Receivables Transactions otherwise permitted hereunder) to exceed 10% of Consolidated Net Worth determined as of the most recent fiscal quarter end for which financial statements have been delivered pursuant to Section 6.1 or 6.2; provided that the loan from MoneyGram Payment Systems, Inc. to MoneyGram International Holdings Limited in the amount of 92,500,000 Euros pursuant to the Loan Agreement dated January 17, 2003 shall be excluded from the provisions of, and calculation under, this Section 6.14(b).

      6.15 LIENS. The Borrower will not, nor will it permit any Material Domestic Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Material Domestic Subsidiaries, except:

      (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

      (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

      (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

      (v)   Liens in existence on the Effective  Date and identified on Schedule
            6.15 hereto.

      (vi)  Liens  securing  not  in  excess  of   $450,000,000  of  Receivables
            Transaction Attributed Indebtedness.

      (vii) Liens  securing  Rate  Management   Obligations  not  in  excess  of
            $100,000,000.

      (viii)Other Liens securing Indebtedness at no time exceeding $50,000,000 in aggregate outstanding principal amount.

      6.16 AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction or (ii) transactions comprising the Spin-Off Transaction.

      6.17 AMENDMENTS TO AGREEMENTS. The Borrower will not, and will not permit any Subsidiary to, amend or terminate the Separation Agreements in any manner which could reasonably be expected to be materially adverse to the interests of the Lenders.

      6.18 CONTINGENT OBLIGATIONS. The Borrower will not, nor will it permit any Material Domestic Subsidiary or Foreign Subsidiary to, make or suffer to exist any Contingent Obligation, except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) for the Guaranty and
(iii) as provided in the Separation Agreements, (iv) as set forth on Schedule 6.18.

      6.19 INCONSISTENT AGREEMENTS. The Borrower shall not, and shall not permit any Material Domestic Subsidiary to, enter into any indenture, agreement, instrument (or amendment thereto) or other arrangement which (i) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining the incurrence or repayment of the Obligations, the amendment of the Loan Documents, or the ability of any Material Domestic Subsidiary to pay dividends or make other distributions on its capital or (ii) contains any provision which would be violated or breached by the making of Credit Extensions or by the performance by the Borrower or any Material Domestic Subsidiary of any of its obligations under any Loan Documents.

      6.20 FINANCIAL COVENANTS.

           6.20.1. INTEREST COVERAGE RATIO. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBIT to
      (ii) Consolidated Interest Expense to be less than 3.5 to 1.0.

           6.20.2. LEVERAGE RATIO. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated Total Indebtedness to (ii) Consolidated Total Capitalization to be greater than .5 to 1.0.

           6.20.3. CONSOLIDATED TOTAL INDEBTEDNESS TO EBITDA RATIO. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated Total Indebtedness to (ii) Consolidated EBITDA to be greater than 3.0 to 1.0.

      6.21 SUBSIDIARY GUARANTEES. Within ten Business Days of any Authorized Officer becoming aware that a Subsidiary has become a Material Domestic Subsidiary, the Borrower shall cause an Authorized Officer thereof to (i) execute and deliver to the Agent for the benefit of the Lenders a guaranty of the Obligations pursuant to a guaranty substantially similar to the Guaranty (or a joinder agreement under the Guaranty), all pursuant to documentation (including related certificates, opinions) reasonably acceptable to the Agent. The Borrower shall promptly notify the Agent at which time any Authorized Officer becomes aware that a Subsidiary has become a Material Domestic Subsidiary.

                                   ARTICLE VII

                                    DEFAULTS

      The occurrence of any one or more of the following events shall constitute a Default:

      7.1 REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

      7.2 NON-PAYMENT. Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due and the Borrower has received written notice of such fact, or nonpayment of interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

      7.3 SPECIFIC DEFAULTS. The breach by the Borrower of any of the terms or provisions of Section 6.2, 6.3 or Sections 6.10 through and including 6.21.

      7.4 OTHER DEFAULTS. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from the Agent or any Lender.

      7.5 CROSS-DEFAULT. Failure of the Borrower or any of its Subsidiaries to pay when due any Material Indebtedness; or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof.

      7.6 INSOLVENCY; VOLUNTARY PROCEEDINGS. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal or state bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal or state bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6, (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7 or (vii) not pay, or admit in writing its inability to pay, its debts generally as they become due.

      7.7 INVOLUNTARY PROCEEDINGS. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

      7.8 CONDEMNATION, SEIZURE. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

      7.9 JUDGMENTS. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $20,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

      7.10 UNFUNDED LIABILITIES; REPORTABLE EVENT. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $125,000,000 or any Reportable Event shall occur in connection with any Single Employer Plan that could reasonably be expected to have a Material Adverse Effect.

      7.11 CHANGE IN CONTROL. Any Change in Control shall occur after the Spin-Off Transaction.

      7.12 WITHDRAWAL LIABILITY. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $3,000,000 per annum.

      7.13 GUARANTY. The Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any guaranty to which it is a party, or shall give notice to such effect.

                              ARTICLE VIII

                ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

      8.1 ACCELERATION; FACILITY LC COLLATERAL ACCOUNT. (i) If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

      (ii) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

     (iii) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

      (iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the



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


            Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

      (v) If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

      8.2 AMENDMENTS. Subject to the provisions of this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

      (i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto.

      (ii)  Reduce  the  percentage  specified  in the  definition  of  Required
            Lenders.

      (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Aggregate Revolving Credit
            Commitment or of the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Borrower to assign its rights under this Agreement. Notwithstanding the foregoing, upon the execution and delivery of all documentation required by Section 2.8(iii) to be delivered in connection with an increase to the Aggregate Commitment, the Agent, the Borrower and the new or existing Lenders whose Commitments have been affected may and shall enter into an amendment hereof (which shall be binding on all parties hereto) solely for the purpose of reflecting any new Lenders and their new Commitments and any increase in the Commitment of any existing Lender.

      (iv)  Amend this Section 8.2 or Section 11.2.

      (v)   Release any Guarantor from its obligations under the Guaranty.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision relating to the LC

Issuer shall be effective without the written consent of the LC Issuer. No amendment of any provision of this Agreement relating to a Swing Line Lender or any Swing Line Loan made by such Swing Line Lender shall be effective without the written consent of the applicable Swing Line Lender. The Agent may waive payment of the fee required under Section 12.3.3 without obtaining the consent of any other party to this Agreement.

      8.3 PRESERVATION OF RIGHTS. No delay or omission of the Lenders, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

      9.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

      9.3 HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

      9.4 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the fee letter described in Section 10.13 which shall survive and remain in full force and effect during the term of this Agreement.

      9.5 SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

      9.6 EXPENSES; INDEMNIFICATION. (i) The Borrower shall reimburse the Agents and Banc One Capital Markets, Inc. for any costs and out-of-pocket expenses (including, solely with respect to the Administrative Agent and BOCM, attorneys' fees and time charges of attorneys for such parties other than attorneys which are employees of such parties) paid or incurred by such parties in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment (proposed or actual), modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arrangers, the LC Issuer and the Lenders for any costs and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agents, the Arrangers and the Lenders, other than attorneys which are employees of the Agents, the Arrangers, the LC Issuer or the Lenders) paid or incurred by the Agents, the Arrangers, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents.

      (ii) The Borrower hereby further agrees to indemnify the Agents, the Arrangers, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agents, the Arrangers, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

      9.7 LEFT BLANK INTENTIONALLY.

      9.8 ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all of its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrowers' audited financial statements. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower, the Agent or the Required Lenders shall so request, the Agent, the Lenders and the Loan Parties shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and the Borrower shall provide to the Agent and the Lenders reconciliation statements showing the difference in such calculation, together with the delivery of quarterly and annual financial statements required hereunder.

      9.9 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      9.10 NONLIABILITY OF LENDERS. The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

      9.11 CONFIDENTIALITY. The Agent and each Lender agrees to hold any confidential information which it may receive from the Borrower in connection with this Agreement in confidence, except for disclosure (i) to its Affiliates and to the Agent and any other Lender and their respective Affiliates in connection with the transactions contemplated hereby, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee,
(iii) to regulatory officials, (iv) to any Person as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which it is a party, (vi) to its direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 12.4, and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder. Without limiting
Section 9.4, the Borrower agrees that the terms of this Section 9.11 shall set forth the entire agreement between the Borrower and each Lender (including the Agent) with respect to any confidential information previously or hereafter received by such Lender in connection with this Agreement, and this Section 9.11 shall supersede any and all prior confidentiality agreements entered into by such Lender with respect to such confidential information.

      9.12 NONRELIANCE. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

      9.13 DISCLOSURE. The Borrower and each Lender hereby acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

      9.14 USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C.
Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for
Borrower: When Borrower opens an account, if Borrower is an individual, Agent and the Lenders will ask for Borrower's name, residential address, tax identification number, date of birth, and other information that will allow Agent and the Lenders to identify Borrower, and, if Borrower is not an individual, Agent and the Lenders will ask for Borrower's name, tax identification number, business address, and other information that will allow Agent and the Lenders to identify Borrower. Agent and the Lenders may also ask, if Borrower is an individual, to see Borrower's driver's license or other identifying documents, and, if Borrower is not an individual, to see Borrower's legal organizational documents or other identifying documents.

      9.15 CASH COLLATERAL RELEASE. The Agent is hereby directed by the Lenders, and the Agent agrees, to promptly release to Travelers the cash collateral provided by Travelers pursuant to Section 4.1(xi) (including all interest earned thereon) in the event that the conditions set forth in Section 4.2 have been satisfied.

                                    ARTICLE X

                                    THE AGENT

      10.1 APPOINTMENT; NATURE OF RELATIONSHIP. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X.  Notwithstanding  the  use of  the  defined  term  "Agent,"  it is  expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the Illinois Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

      10.2 POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the

Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

      10.3 GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

      10.4 NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

      10.5 ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

      10.6 EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

      10.7 RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent. For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.

      10.8 AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan
Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this
Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

      10.9 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

      10.10 RIGHTS AS A LENDER. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

      10.11 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

      10.12 SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

      10.13 AGENT AND ARRANGER FEES. The Borrower agrees to pay to the Agent and the Banc One Capital Markets, Inc., for their respective accounts, the fees agreed to by the Borrower, the Agent, Banc One Capital Markets, Inc., pursuant to that certain fee letter agreement dated March 19, 2004, or as otherwise agreed from time to time. The Borrower agrees to pay to Wachovia Bank, National Association and Wachovia Capital Markets, LLC, for their respective accounts, the fees agreed to by the Borrower and such parties pursuant to that certain fee letter agreement dated March 19, 2004, or as otherwise agreed from time to time.

      10.14 DELEGATION TO AFFILIATES. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

      10.15 CO-DOCUMENTATION AGENTS, SYNDICATION AGENT, ETC. Neither any of the Lenders identified in this Agreement as a "Co-Documentation Agent" nor the "Syndication Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 10.11.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

      11.1 SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

      11.2 RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

      12.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to



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


assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by Participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3.2. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this
Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

      12.2  PARTICIPATIONS.

            12.2.1 PERMITTED  PARTICIPANTS;  EFFECT.  Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any Obligations owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Obligations and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

            12.2.2 VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.



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


            12.2.3 BENEFIT OF CERTAIN PROVISIONS. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
            Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, PROVIDED that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with
            Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, PROVIDED that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or
            3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

      12.3  ASSIGNMENTS.

            12.3.1 PERMITTED ASSIGNMENTS. Any Lender may at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of EXHIBIT D or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Loans of the assigning Lender or (unless each of the Borrower and the Agent otherwise consents) be in an aggregate amount not less than $5,000,000 in the case of any assignment of a Revolving Credit Commitment and $1,000,000 in the case of any assignment of a Term Loan or Term Loan Commitment. The amount of the assignment shall be based on the Commitment or outstanding Loans (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the assignment.

            12.3.2 CONSENTS. The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if a Default has occurred and is continuing. The consent of the Agent and the LC Issuer shall be required prior to an assignment becoming effective unless (i) in the case of an assignment of a Revolving Credit
            Commitment, the Purchaser is a Lender with a Revolving Credit Commitment, an Affiliate thereof or an Approved Fund associated therewith or (ii) in the case of an assignment of any other Commitment or Loans, the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund. Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed.

            12.3.3 EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of an assignment, together with any consents required by Sections 12.3.1 and 12.3.2, and (ii) payment by the Seller or the Purchaser of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Outstanding Revolving Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. In the case of an assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

            12.3.4 REGISTER. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment and/or Term Loan Commitment, as applicable, and principal amounts of the Revolving Loans, Term Loans and/or Swing Line Loans, as applicable, owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for



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


            inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

      12.4 DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

      12.5 TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                   ARTICLE XIII

                                     NOTICES

      13.1 NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION

      (a) NOTICES GENERALLY. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

           (i) if to the Borrower, at its address or telecopier number set forth on the signature page hereof;

          (ii) if to the Administrative Agent, at its address or telecopier number set forth on the signature page hereof;

         (iii) if to the LC Issuer, at its address or telecopier number set forth on the signature page hereof;

          (iv) if to a Lender, to it at its address or telecopier number set forth in its administrative questionnaire provided to Agent.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

      (b) ELECTRONIC COMMUNICATIONS. Notices and other communications to the Lenders may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Agent or as otherwise determined by the Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication and, in the case of notice of Default or Unmatured Default, shall permit notification only by Intralinks or a similar website. The Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications.

      Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), PROVIDED that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

      (c) CHANGE OF ADDRESS, ETC. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

                                   ARTICLE XIV

        COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION

      14.1 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      14.2 ELECTRONIC EXECUTION OF ASSIGNMENTS. The words "execution," "signed," "signature," and words of like import in any assignment and assumption agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act.

                                   ARTICLE XV

         CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

      15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      15.2 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT, OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

      15.3 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.





                            [signature page follows]

      IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.


                                    MONEYGRAM INTERNATIONAL, INC.


                                    By:
                                       ---------------------------------

                                    Title:
                                          ------------------------------
                                          (ADDRESS)
                                          ------------------------------
                                          ------------------------------
                                    Attention:
                                              --------------------------

                                          Telephone:(   ) ___-____
                                          FAX:      (   ) ___-____


                                        S-1
                         [TO MONEYGRAM CREDIT AGREEMENT]

                                    BANK ONE, NA,
                                    Individually and as Agent


                                    By:
                                       ---------------------------------

                                    Its:
                                        --------------------------------




                                        S-2
                         [TO MONEYGRAM CREDIT AGREEMENT]

                                    WACHOVIA BANK, NATIONAL ASSOCIATION,
                                    Individually and as Syndication Agent


                                    By:
                                       ---------------------------------

                                    Its:
                                        --------------------------------



                                        S-3
                         [TO MONEYGRAM CREDIT AGREEMENT]

                                    BANK OF AMERICA, N.A.


                                    By:
                                       ---------------------------------

                                    Its:
                                        --------------------------------



                                        S-4
                         [TO MONEYGRAM CREDIT AGREEMENT]

                                    KEYBANK NATIONAL ASSOCIATION


                                    By:
                                       ---------------------------------

                                    Its:
                                        --------------------------------



                                        S-5
                         [TO MONEYGRAM CREDIT AGREEMENT]

                                    U.S. BANK NATIONAL ASSOCIATION


                                    By:
                                       ---------------------------------

                                    Its:
                                        --------------------------------



                                        S-6
                         [TO MONEYGRAM CREDIT AGREEMENT]

                                    BNP PARIBAS


                                    By:
                                       ---------------------------------

                                    Its:
                                        --------------------------------



                                        S-7
                         [TO MONEYGRAM CREDIT AGREEMENT]

                                    CITICORP USA


                                    By:
                                       ---------------------------------

                                    Its:
                                        --------------------------------




                                        S-8
                         [TO MONEYGRAM CREDIT AGREEMENT]

                                    CALYON NEW YORK BRANCH


                                    By:
                                       ---------------------------------

                                    Its:
                                        --------------------------------



                                        S-9
                         [TO MONEYGRAM CREDIT AGREEMENT]

                                    THE ROYAL BANK OF SCOTLAND PLC


                                    By:
                                       ---------------------------------

                                    Its:
                                        --------------------------------




                                        S-10
                         [TO MONEYGRAM CREDIT AGREEMENT]

                                    WELLS FARGO BANK, NATIONAL ASSOCIATION


                                    By:
                                       ---------------------------------

                                    Its:
                                        --------------------------------




                                        S-11
                         [TO MONEYGRAM CREDIT AGREEMENT]

                                    BRANCH BANKING & TRUST COMPANY


                                    By:
                                       ---------------------------------

                                    Its:
                                        --------------------------------




                                        S-12
                         [TO MONEYGRAM CREDIT AGREEMENT]

                                    SOCIETE GENERALE


                                    By:
                                       ---------------------------------

                                    Its:
                                        --------------------------------



                                        S-13
                         [TO MONEYGRAM CREDIT AGREEMENT]

                                    SUNTRUST BANK


                                    By:
                                       ---------------------------------

                                    Its:
                                        --------------------------------



                                        S-14
                         [TO MONEYGRAM CREDIT AGREEMENT]

                                    ABN AMRO BANK N.V.


                                    By:
                                       ---------------------------------

                                    Its:
                                        --------------------------------




                                        S-15
                         [TO MONEYGRAM CREDIT AGREEMENT]

                          PRICING SCHEDULE

=====================================================================
APPLICABLE    LEVEL I    LEVEL II   LEVEL III  LEVEL IV   LEVEL V
MARGIN        STATUS     STATUS     STATUS     STATUS     STATUS
---------------------------------------------------------------------
EURODOLLAR    0.45%      .50%       0.60%      0.675%     0.875%
RATE
---------------------------------------------------------------------
FLOATING RATE 0%         0%         0%         0%         0.50%
=====================================================================


=====================================================================
APPLICABLE     LEVEL I   LEVEL II   LEVEL III  LEVEL IV   LEVEL V
FEE RATE       STATUS    STATUS     STATUS     STATUS     STATUS
=====================================================================
---------------------------------------------------------------------
LETTER OF      0.45%     0.50%      0.60%      0.675%     0.875%
CREDIT FEE
---------------------------------------------------------------------
---------------------------------------------------------------------
FACILITY FEE   0.10%     0.125%     0.15%      0.20%      0.375%
=====================================================================


      For the purposes of this Schedule, the following terms have the following meanings, subject to split rating and other provisions of the final paragraph of this Schedule:

      "Fitch Rating" means, at any time, the issuer rating issued by Fitch and then in effect with respect to the Borrower's senior unsecured long-term debt without third party credit enhancement.

      "Level I Status" exists at any date if, on such date, the Borrower's Moody's Rating is A3 or better or the Borrower's S&P Rating or Fitch Rating is A- or better.

      "Level II Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower's Moody's Rating is Baa1 or better or the Borrower's S&P Rating or Fitch Rating is BBB+ or better.

      "Level III Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Borrower's Moody's Rating is Baa2 or better or the Borrower's S&P Rating or Fitch Rating is BBB or better.

      "Level IV Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and
(ii) the Borrower's Moody's Rating is Baa3 or better or the Borrower's S&P Rating or Fitch Rating is BBB- or better.

      "Level V Status" exists at any date if, on such date, the Borrower has not qualified for Level I Status; Level II Status, Level III Status or Level IV Status.

      "Moody's Rating" means, at any time, the issuer rating issued by Moody's and then in effect with respect to the Borrower's senior unsecured long-term debt without third party credit enhancement.

      "S&P Rating" means, at any time, the issuer rating issued by S&P, and then in effect with respect to the Borrower's senior unsecured long-term debt without third party credit enhancement.

      "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

      The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as determined from its then-current Moody's and S&P Ratings and if such ratings change during any reporting period, the Status shall change on such date. Notwithstanding anything herein to the contrary, in the event of a split rating, the highest rating shall apply and in the event of a split rating of two or more gradations, the rating that is one level above the lowest rating shall apply; provided, however, that if at any time the Fitch Rating is higher than both the Moody's Rating and the S&P Rating, then the Fitch Rating shall be disregarded for all purposes of determining the Borrower's Status.1 The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Borrower has neither a Moody's Rating nor an S&P Rating, Level V Status shall exist.





--------
1 For example, if the Borrower's Moody's Rating is Baa1 but its S&P Rating is BBB, Level II Status would exist; and if the Borrower's Moody's Rating is Baa1 but its S&P Rating is BBB-, Level III Status would exist.

                               COMMITMENT SCHEDULE


                                   REVOLVING          TERM
                                     CREDIT           LOAN
             LENDER                COMMITMENT      COMMITMENT      TOTAL

Bank One, NA                     $25,000,000.00  $10,000,000.00  $35,000,000.00
Wachovia Bank, National          $25,000,000.00  $10,000,000.00  $35,000,000.00
Association
Bank of America, N.A.            $21,428,571.43  $8,571,428.57   $30,000,000.00
KeyBank National Association     $21,428,571.43  $8,571,428.57   $30,000,000.00
U.S. Bank National Association   $21,428,571.43  $8,571,428.57   $30,000,000.00
BNP Paribas                      $16,428,571.43  $6,571,428.57   $23,000,000.00
Citicorp USA                     $16,428,571.43  $6,571,428.57   $23,000,000.00
Calyon New York Branch           $16,428,571.43  $6,571,428.57   $23,000,000.00
The Royal Bank of Scotland plc   $16,428,571.43  $6,571,428.57   $23,000,000.00
Wells Fargo Bank, National       $16,428,571.43  $6,571,428.57   $23,000,000.00
Association
Branch Banking and Trust Company $13,392,857.14  $5,357,142.86   $18,750,000.00
Societe Generale                 $13,392,857.14  $5,357,142.86   $18,750,000.00
SunTrust Bank                    $13,392,857.14  $5,357,142.86   $18,750,000.00
ABN AMRO Bank N.V.               $13,392,857.14  $5,357,142.86   $18,750,000.00

Total:                           $250,000,000.00 $100,000,000.00 $350,000,000.00